As filed with the Securities and Exchange Commission on July 26, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sea Limited

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (IRS Employer Identification No.)

1 Fusionopolis Place, #17-10, Galaxis
Singapore 138522
+65 6270-8100
(Address of Principal Executive Offices and Zip Code)

Amended and Restated Share Incentive Plan
(Full Title of the Plan)

Cogency Global Inc.
10 East 40th Street, 10th Floor
New York, N.Y. 10016
(Name and address of agent for service)

+1 (800) 221-0102
(Telephone number, including area code, of agent for service)

Copies to:

Yanjun Wang, Esq.
Sea Limited
1 Fusionopolis Place, #17-10, Galaxis
Singapore 138522
+65 6270-8100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, par value $0.0005 per share	3,000,000(3)	US$35.11 (3)	US$105,330,000	US$12,766.00
(1)	The securities to be registered hereby may be represented by American depositary shares (“ADSs”) of Sea Limited (the “Registrant”). Each ADS represents one Class A ordinary share, par value of US$0.0005 per share, of the Registrant (“Class A Ordinary Share”). The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-220861).
(2)	This registration statement on Form S-8 (this “Registration Statement”) registers additional Class A Ordinary Shares issuable pursuant to the Registrant’s Plan (as defined below), which were not previously registered under the registration statement on Form S-8 filed with the Commission on December 15, 2017 (File No. 333-222071), the registration statement on Form S-8 filed with the Commission on March 9, 2018 (File No. 333-223551), or the registration statement on Form S-8 filed with the Commission on January 4, 2019 (File No. 333-229137), as amended. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the Plan to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plan.
(3)	The amount to be registered represents 3,000,000 additional Class A Ordinary Shares available for future award grants under the Plan, pursuant to an amendment to the Plan on July 25, 2019. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on July 22, 2019 and adjusted for the Class A Ordinary Share-to-ADS ratio.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Sea Limited (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,000,000 additional Class A ordinary shares (the “Class A Ordinary Shares”) of the Registrant for issuance under the Registrant’s Amended and Restated Share Incentive Plan, which was amended on July 25, 2019 (as amended, the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on January 4, 2019 (File No. 333-229137), except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (see Exhibit Index below).

SEA LIMITED

EXHIBIT INDEX

Exhibit Number	Description

4.1	Eighth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 (File No. 333-220571) filed with the Commission on September 22, 2017)

4.2	Registrant’s Specimen Certificate for the Class A Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 (File No. 333-220571) filed with the Commission on September 22, 2017)

4.3	Deposit Agreement dated as of October 19, 2017 among the Registrant, The Bank of New York Mellon and owners and holders of the American depositary shares issued thereunder (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-8 (File No. 333-222071) filed with the Commission on December 15, 2017)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A Ordinary Shares being registered

10.1	Amended and Restated Share Incentive Plan (incorporated by reference to Exhibit 10.1 from the post-effective amendment no.1 to the Registrant’s registration statement on Form S-8 (File No. 333-223551) filed with the Commission on March 28, 2018)

10.2	Amendment to the Amended and Restated Share Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 6-K filed with the Commission on July 26, 2019)

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Singapore on July 26, 2019.

Sea Limited

By:	/s/ Forrest Xiaodong Li
Name:	Forrest Xiaodong Li
Title:	Chairman and Group Chief Executive Officer

[Signature Page to Form S-8]

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Forrest Xiaodong Li as his true and lawful attorney-in-fact with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Forrest Xiaodong Li	Chairman and Group Chief Executive Officer (principal executive officer)	July 26, 2019
Name: Forrest Xiaodong Li

/s/ Gang Ye	Director and Group Chief Operating Officer	July 26, 2019
Name: Gang Ye

/s/ Tony Tianyu Hou	Director and Group Chief Financial Officer (principal financial and accounting officer)	July 26, 2019
Name: Tony Tianyu Hou

/s/ David Heng Chen Seng	Independent Director	July 26, 2019
Name: David Heng Chen Seng

/s/ Khoon Hua Kuok	Independent Director	July 26, 2019
Name: Khoon Hua Kuok

[Signature Page to Form S-8]

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Sea Limited, has signed this Registration Statement or amendment thereto in New York, on July 26, 2019.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Chiang Sheung Lin
Name:	Chiang Sheung Lin
Title:	Assistant Secretary on behalf of Cogency Global Inc.

[Signature Page to Form S-8]